UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 260-0222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NXL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2026, the Board of Directors (the “Board”) of Nexalin Technology, Inc. (the “Company”) adopted the Company’s Second Amended and Restated Bylaws (as so amended and restated, the “Second Amended and Restated Bylaws”), which became effective immediately upon adoption. The Second Amended and Restated Bylaws amend and restate the Company’s Amended and Restated Bylaws, as previously in effect (the “Prior Bylaws”).

The Second Amended and Restated Bylaws include, among other things, amendments that revise the advance notice procedures for stockholder director nominations and other stockholder business, including to address Rule 14a-19 under the Securities Exchange Act of 1934, as amended, timing requirements and limits on the number of stockholder nominees; and modify the procedures for stockholder nominations at special meetings, including to address Rule 14a-19 and to clarify that such procedures are the exclusive means for stockholder nominations at special meetings.

The Second Amended and Restated Bylaws also revise provisions regarding notices and waivers of notice for stockholder meetings, voting standards for stockholder action, adjournments, recesses and postponements of stockholder meetings, and the list of stockholders entitled to vote at stockholder meetings. In addition, the Second Amended and Restated Bylaws lower the quorum standard for stockholder meetings from a majority of the voting power of outstanding shares to one-third of the voting power of outstanding shares. The Second Amended and Restated Bylaws further replace the Prior Bylaws’ prohibition on stockholder action by written consent or electronic transmission with procedures for stockholder action by consent without a meeting, including procedures relating to record dates, requests to fix record dates and review of consents and revocations by independent inspectors of election.

In addition, the Second Amended and Restated Bylaws revise provisions relating to the Board, including provisions addressing the single-class Board structure, director terms, vacancies, future-effective resignations, director removal, Board meeting procedures and the organization of Board meetings. The Second Amended and Restated Bylaws also update provisions regarding the Company’s officers, stock certificates and uncertificated shares, lost certificates, transfers of stock and record dates.

The Second Amended and Restated Bylaws further amend and restate the indemnification and advancement provisions applicable to directors and executive officers, update the notice provisions to conform to Section 232 of the Delaware General Corporation Law, revise the amendment provision to clarify the Board’s authority to adopt, amend or repeal the Second Amended and Restated Bylaws unless otherwise provided by the Company’s certificate of incorporation, and make various other technical, conforming, clarifying and administrative changes.

The Second Amended and Restated Bylaws also add a forum selection provision providing that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware) will be the exclusive forum for certain internal corporate claims, including derivative actions, claims for breach of fiduciary duty, claims arising under the Delaware General Corporation Law, the Company’s certificate of incorporation or bylaws, and claims governed by the internal affairs doctrine, and that the federal district courts of the United States will be the exclusive forum for claims arising under the Securities Act of 1933, as amended; provided that the forum selection provision does not apply to claims arising under the Securities Exchange Act of 1934, as amended.

The foregoing summary of the amendments effected by the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Nexalin Technology, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	NEXALIN TECHNOLOGY, INC.

/s/ Mark White
Mark White
Chief Executive Officer

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